UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2020

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
Chicago Stock Exchange
1.3% Global Notes due 2025	BAX 25	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
0.4% Global Notes due 2024	BAX 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

Item 7.01 Regulation FD Disclosure.

On March 23, 2020, Baxter International Inc. (the “Company” or “Baxter”) announced that James (Jay) K. Saccaro, Executive Vice President and Chief Financial Officer of the Company, tested positive for the COVID-19 virus. Mr. Saccaro continues to perform his responsibilities as Executive Vice President and Chief Financial Officer from home, along with most of Baxter’s office-based employees. As part of Baxter’s regular talent review process, the Company has a potential replacement to temporarily assume Mr. Saccaro’s responsibilities in the event that changes to his condition warranted a medical leave of absence. A member of Baxter’s board of directors tested positive for COVID-19 and is recovering well in the hospital. José (Joe) E. Almeida, the Company’s Chairman, President and Chief Executive Officer, tested negative for COVID-19.

Since the emergence of COVID-19, the Company has implemented a detailed action plan, which includes taking proactive measures to protect employee workplace safety; monitoring employee health (including officers and directors) pursuant to recognized protocols; providing aid to healthcare providers and those affected by the pandemic; and maintaining global supply of its products, as described in the Company’s earnings release, furnished to the Securities and Exchange Commission on Form 8-K on March 17, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 23, 2020

BAXTER INTERNATIONAL INC.

By:	/s/ Ellen K. McIntosh
Name:	Ellen K. McIntosh
Title:	Senior Vice President, Associate General Counsel and Corporate Secretary